Exhibit 99.2

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (“Zymeworks” or the “Company”)

1385 West 8th Avenue, Suite 540

Vancouver, BC, Canada

V6H 3V9

Item 2:	Date of Material Change

January 21, 2020, January 22, 2020 and January 27, 2020

Item 3:	News Release

News releases dated January 21, 2020, January 22, 2020 and January 27, 2020 were disseminated through the facilities of Business Wire, and copies were filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On January 27, 2020, Zymeworks announced that it had closed its previously announced underwritten public offering (the “Offering”). The Offering consisted of 5,824,729 common shares, including the exercise in full of the underwriters’ over-allotment option to purchase 900,000 additional shares, and, in lieu of common shares, to a certain investor, pre-funded warrants to purchase up to 1,075,271 common shares. The common shares were offered at a price to the public of US$46.50 per common share and the pre-funded warrants were offered at a price of US$46.4999 per pre-funded warrant, for aggregate gross proceeds to the Company of approximately US$320.8 million, before deducting underwriting discounts and commissions and estimated Offering expenses.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On January 21, 2020, Zymeworks announced that it had filed a preliminary prospectus supplement (the “Canadian Supplement”) to its Canadian short form base shelf prospectus dated November 18, 2019 (the “Base Prospectus”) in connection with the Offering. The Canadian Supplement was filed with the securities regulatory authorities in each of the provinces and territories of Canada. A preliminary prospectus supplement (together with the Canadian Supplement, the “Supplements”) was also filed with the U.S. Securities and Exchange Commission as part of an automatic shelf registration statement on Form S-3ASR, including a prospectus dated November 5, 2019 (the “Registration Statement”), pursuant to which the securities would be offered in the United States.

Zymeworks announced that it expected to grant to the underwriters a 30-day over-allotment option to purchase up to an additional 15% of the number of common shares offered in the Offering, and that it expected the Offering to raise total gross proceeds of approximately US$200.0 million, before deducting underwriting discounts and commissions and estimated Offering expenses.

On January 22, 2020, Zymeworks announced the pricing of the Offering of 4,924,729 common shares and, in lieu of common shares, to a certain investor, pre-funded warrants to purchase up to 1,075,271 common shares. The Company announced that the common shares were being offered at a price to the public of US$46.50 per common share and the pre-funded warrants were being offered at a price of US$46.4999 per pre-funded warrant, for aggregate gross proceeds to the Company of approximately US$279.0 million, before deducting the underwriting discounts and commissions and estimated Offering expenses. In addition, the Company announced that it granted the underwriters of the Offering a 30-day over-allotment option to purchase up to an additional 900,000 common shares on the same terms and conditions.

On January 27, 2020, Zymeworks announced that it closed its Offering of 5,824,729 common shares, including the exercise in full of the underwriters’ over-allotment option to purchase 900,000 additional shares, and, in lieu of common shares, to a certain investor, pre-funded warrants to purchase up to 1,075,271 common shares. The common shares were offered at a price to the public of US$46.50 per common share and the pre-funded warrants were offered at a price of US$46.4999 per pre-funded warrant, for aggregate gross proceeds to the Company of approximately US$320.8 million, before deducting underwriting discounts and commissions and estimated Offering expenses.

The Company intends to use the net proceeds of the Offering (i) to accelerate and expand the global development of ZW25 both as a single agent and in combination with other anti-cancer agents in a variety of HER2-expressing tumors, including gastroesophageal, biliary tract, breast and other underserved cancers; (ii) to accelerate and expand the clinical development of ZW49; (iii) to advance other novel preclinical programs, including those involving non-HER2-expressing tumors; and (iv) for general corporate purposes.

J.P. Morgan Securities LLC and Citigroup Global Markets Canada Inc. acted as active bookrunners for the Offering. Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities Canada, Ltd. acted as bookrunners and Raymond James Ltd. acted as lead manager.

The securities described above were offered in Canada pursuant to Zymeworks’ final prospectus supplement, dated January 22, 2020 (the “Final Canadian Supplement”), to its Base Prospectus, and in the United States pursuant to Zymeworks’ final prospectus supplement, dated January 22, 2020 (together with the Final Canadian Supplement, the “Final Supplements”), to its Registration Statement. The Final Supplements were filed in Canada and the United States on January 23, 2020.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Executive Vice President, Business Operations and Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

January 27, 2020

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include statements that relate to the Offering, the anticipated use of proceeds from the Offering and other information that is not historical information. When used herein, words such as “advance”, “believe”, “may”, “plan”, “will”, “estimate”, “anticipate”, “intend” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in the Base Prospectus, the Registration Statement, the Final Supplements and Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended September 30, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.